EXHIBIT 10.17

PUT AGREEMENT

This PUT AGREEMENT (this “Agreement”), dated as of March 30, 2017, is by and among Dolphin Digital Media, Inc., a Florida corporation (the “Company”), Allan Mayer, (the “Holder”) and, solely as a Guarantor hereunder, William O’Dowd IV (“O’Dowd”) and 42 West, LLC, a Delaware limited liability company (“42West” and together with O’Dowd; the “Guarantors” and each a “Guarantor”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company has entered into a Membership Interest Purchase Agreement, dated as of March 29, 2017, by and among the Company and the Holder, Leslee Dart, Amanda Lundberg and the Beatrice B. Trust (together with the Holder, “Sellers”) and pursuant to which the Company is acquiring 100% of the outstanding equity interests in 42West from Sellers (the “Purchase Agreement”);

WHEREAS, as part of the consideration for the purchase and sale of the equity interests of 42West, the Holder has been issued an aggregate of 349,957 shares of the Company’s common stock, par value $0.015 (the “Closing Shares”) and will be issued a number of additional Post-Closing Dolphin Shares to be determined in accordance with the Purchase Agreement (the “Post-Closing Shares”);

WHEREAS, under the Purchase Agreement, the Holder may receive additional shares of the Company’s common stock, par value $0.015 (the “Additional Shares” and, together with the Closing Shares and the Post-Closing Shares, the “Shares”); and

WHEREAS, the Company has also agreed to provide the Holder with an option to cause the Company to purchase certain portions of the Shares from the Holder at an exercise price per share equal to the Closing Share Price (the “Put Purchase Price”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.

Definitions.

(a)

“42West” has the meaning set forth in the preamble.

(b)

“Additional Shares” has the meaning set forth in the recitals.

(c)

“Agreement” has the meaning set forth in the preamble.

(d)

“Closing Shares” has the meaning set forth in the recitals.

(e)

“Company” has the meaning set forth in the preamble.

(f)

“Exercise Period” has the meaning set forth in Section 2(b).

(g)

“Guarantor” has the meaning set forth in the preamble.

(h)

“Holder” has the meaning set forth in the preamble.

(i)

“O’Dowd” has the meaning set forth in the preamble.

(j)

“Parties” means the Company, the Holder and the Guarantors.

(k)

“Purchase Agreement” has the meaning set forth in the recitals.

(l)

“Put Purchase Price” has the meaning set forth in the recitals.

(m)

“Put Right” has the meaning set forth in Section 2(a).

(n)

“Put Right Closing Date” has the meaning set forth in Section 2(d).

(o)

“Put Exercise Notice” has the meaning set forth in Section 2(b).

(p)

“Sellers” has the meaning set forth in the recitals.

(q)

“Shares” has the meaning set forth in the recitals.

2.

Grant of Put Rights.

(a)

Right to Sell.  Subject to the Holder’s compliance with the material terms and conditions of this Agreement (which shall include timely delivery of an applicable Put Exercise Notice pursuant to Section 2(b) and the accuracy of the representations and warranties set forth in Section 2(c)), the Holder shall have the right (the “Put Right”), but not the obligation, to require that the Company repurchase such number of Shares set forth in Section 2(b) below.

(b)

Exercisability and Procedures.  If the Holder desires to exercise a Put Right, the Holder must deliver to the Company during the applicable exercise periods as set forth in Annex A (each, an “Exercise Period”) a written, unconditional and irrevocable notice substantially in the form of Annex B (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Shares to be sold by the Holder, which shall be no more than the number of Shares permitted to be put to the Company during such applicable Exercise Period.

(c)

Representations and Warranties.  By delivering a Put Exercise Notice, the Holder represents and warrants to the Company that (A) the Holder has full right, title and interest in and to the Shares subject to such Put Exercise Notice, (B) to the extent applicable, the Holder has all the necessary entity power and authority and has taken all necessary action to enter into any agreement to sell such Shares subject to such Put Exercise Notice and to consummate the transactions on the applicable Put Right Closing Date as contemplated by this Section 2, and (C) the Shares subject to such Put Exercise Notice are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement or those imposed by applicable securities laws.  The sole representations and warranties made by the Holder in any agreement evidencing the sale of Shares on a Put Right Closing Date shall be as set forth in this Section 2(c).

(d)

Put Right Closing Date.  Subject to compliance with the other terms and conditions of this Section 2, the closing of any sale of Shares pursuant to this Section 2 shall take place no later than the applicable date for such exercise as set forth in Annex A (a “Put Right Closing Date”).  On the applicable Put Right Closing Date, the Company will pay the Put Purchase Price for the Shares subject to the applicable Put Exercise Notice, duly and timely delivered, by certified or official bank check or by wire transfer of immediately available funds, and the Holder shall, if the Shares are held in certificated form, deliver to the Company a certificate or certificates representing the Shares to be sold on the applicable Put Right Closing Date, accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the Put Purchase Price for each of the Shares so transferred.  In the event the Holder holds Shares in certificated form and the Holder exercises the Put Right only with respect to a portion of the Shares evidenced by such certificate, the Holder shall surrender the certificate representing its entire holding of Shares to the Company and the Company shall issue a new certificate to the Holder reflecting the Holder’s new holding of Shares after the exercise of the applicable Put Right.  If the Holder’s Shares are in book entry form, the Company shall cause its transfer agent to take the appropriate actions to accurately reflect any transfer of Shares resulting from an exercise of the Put Right.

(e)

Cooperation.  The Company and the Holder each shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f)

Sufficiency of Funds.  During the term of this Agreement, the Company hereby covenants and agrees, with respect to an Exercise Period, to maintain sufficient funds directly or in 42West (whether through cash on hand, available borrowings under any financing agreement or any capital commitments) to satisfy the Company’s obligation to pay the full cash amount required to be paid to Sellers at a Put Right Closing Date (if any) applicable to such Exercise Period, assuming the full exercise of the Put Right by the Sellers for that Exercise Period.

3.

Guaranty.

(a)

Each Guarantor hereby unconditionally, absolutely, continuingly and irrevocably guarantees to the Holder the full, complete and timely payment and performance by the Company of each and every obligation, covenant or agreement, and all of the liabilities, of the Company arising under or in connection with this Agreement.  In furtherance of the foregoing, each Guarantor agrees that if the Company shall fail to pay in full or perform when due any of such the Company’s obligations hereunder, each Guarantor shall promptly pay and perform the same, at the place and in the manner specified herein, as if it was the principal obligor.

(b)

Each Guarantor’s obligations under this Agreement are principal obligations and are not ancillary or collateral to any other right or obligation under this

Agreement. Each Guarantor’s obligations under this Section 3 are (i) a continuing guaranty and shall remain in full force and effect until the satisfaction in full of all obligations, covenants and agreements of the Company under this Agreement and (ii) a primary guaranty of both payment and performance.  Each Guarantor’s obligation under this Section 3 shall continue notwithstanding any assignment permitted by Section 7 hereunder.

(c)

Each Guarantor hereby waives any and all defenses specifically available to a guarantor, other than performance in full by the Company or a Guarantor. Each Guarantor’s liabilities shall in no way be impaired, affected, reduced or released by reason of (a) the failure or delay by the Holder or any other person or entity in pursuing any remedies or recourse against the Company provided for in this Agreement; or (b) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings or any other inability to pay or perform affecting, the Company or any of its assets.

4.

Termination. This Agreement shall terminate and have no further force or effect on the later to occur of (i) the satisfaction in full of all obligations hereunder for all exercised Put Rights in accordance with this Agreement and (ii) the expiration of the last Exercise Period.

5.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5).

If to the Company:	Dolphin Digital Media, Inc. 2151 LeJeune Road Suite 150-Mezzanine Coral Gables, FL 33134 Attention: William O’Dowd IV Fax: (305) 774-0405 Email: billodowd@dolphinentertainment.com
with a copy (which shall not constitute notice) to:	Greenberg Traurig 333 S.E. 2nd Avenue Miami, FL 33131 Attention: Randy Bullard Fax: (305) 961-5532 E-mail: bullardr@gtlaw.com

If to the Holder:	Allan Mayer Attention: Allan Mayer

6.

Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

7.

Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company’s obligations under this Agreement, the Company may assign its rights hereunder to that company.  Any attempted transfer or assignment in violation of this Section 7 shall be void.

8.

No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.

Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.

Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12.

Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of law rules thereof that require the application of the Laws of another jurisdiction.  The Parties agree that the appropriate and exclusive forum for any dispute between any of the Parties arising out of this Agreement shall be in any state or federal court in New York, New York, and the Parties further agree that the Parties will not (and will permit their respective affiliates to) bring suit with respect to any disputes arising out of this Agreement in any court or jurisdiction other than the above-specified courts; provided, however, that the foregoing shall not limit the rights of any Party to obtain execution of judgment in any other jurisdiction.  Each Party waives any defense of inconvenient forum to the maintenance of any dispute so brought in the above-specified courts.  The Parties further agree, to the extent permitted by applicable Law, that final and non-appealable judgment against any Party (or any affiliate thereof) in any dispute contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.  Each Party irrevocably consents to the service of process in any dispute by the mailing of copies thereof by registered or certified mail, return receipt requested, first class postage prepaid to the addresses set forth on the signature page hereto.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

13.

Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

DOLPHIN DIGITAL MEDIA, INC.

By:	/s/ William O’Dowd IV
Name:	William O’Dowd IV
Title:	Chief Executive Officer

SOLELY AS A GUARANTOR:

WILLIAM O’DOWD IV

/s/ William O’Dowd IV

[Signature Page to Put Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

HOLDER:

ALLAN MAYER

/s/ Allan Mayer

SOLELY AS A GUARANTOR:

42WEST, LLC

By:	/s/ Amanda Lundberg
Name:	Amanda Lundberg
Title:

[Signature Page to Put Agreement]

Annex A

No.	Exercise Period	Put Right Closing Date	Maximum Amount	Rollover	Rollover Exercise Period
1	March 30, 2017 – April 4, 2017	April 10, 2017	$100,000.00	No	N/A
2	May 12, 2017 – May 22, 2017	June 1, 2017	$100,000.00	No	N/A
3	June 20, 2017 – June 30, 2017	July 10, 2017	$75,000.00	Yes	March 21, 2018 – March 31, 2018
4	August 8, 2017 – August 18, 2017	September 1, 2017	$100,000.00	No	N/A
5	September 20, 2017 – September 30, 2017	October 10, 2017	$75,000.00	Yes	March 11, 2018 – March 21, 2018
6	December 10, 2017 – December 20, 2017	January 5, 2018	$75,000.00	Yes	March 11, 2018 – March 21, 2018
7	December 10, 2017 – December 20, 2017	January 5, 2018	$100,000.00	No	N/A
8	March 11, 2018 – March 21, 2018	March 31, 2018	$200,000.00	No	N/A
9	March 11, 2018 – March 21, 2018	March 31, 2018	$75,000.00	No	N/A
10	March 11, 2018 – March 21, 2018	March 31, 2018	$100,000.00	No	N/A
11	May 12, 2018 – May 22, 2018	June 1, 2018	$100,000.00	No	N/A
12	June 20, 2018 – June 30, 2018	July 10, 2018	$112,500.00	Yes	March 11, 2019 – March 21, 2019
13	August 10, 2018 – August 20, 2018	September 4, 2018	$100,000.00	No	N/A
14	September 20, 2018 – September 30, 2018	October 10, 2018	$112,500.00	Yes	March 11, 2019 – March 21, 2019
15	December 10, 2018 – December 20, 2018	January 4, 2019	$112,500.00	Yes	March 11, 2019 – March 21, 2019
16	December 10, 2018 – December 20, 2018	January 4, 2019	$100,000.00	No	N/A
17	March 11, 2019 – March 21, 2019	March 31, 2019	$225,000.00	No	N/A
18	March 11, 2019 – March 21, 2019	March 31, 2019	$112,500.00	No	N/A

19	March 11, 2019 – March 21, 2019**	March 31, 2019**	$100,000.00*	No	**
20	May 12, 2019 – May 22, 2019**	June 3, 2019**	$100,000.00*	No	**
21	June 20, 2019 – June 30, 2019	July 10, 2019	$112,500.00	Yes	March 10, 2020 – March 20, 2020
22	August 12, 2019 – August 22, 2019**	September 3, 2019**	$100,000.00*	No	**
23	September 20, 2019 – September 30, 2019	October 10, 2019	$112,500.00	Yes	March 10, 2020 – March 20, 2020
24	December 10, 2019 – December 20, 2019	January 6, 2020	$112,500.00	Yes	March 10, 2020 – March 20, 2020
25	December 10, 2019 – December 20, 2019**	January 6, 2020**	$100,000.00*	No	**
26	March 10, 2020 – March 20, 2020	March 31, 2020	$112,500.00	No	N/A
27	March 10, 2020 – March 20, 2020**	March 31, 2020**	$100,000.00*	No	**
28	May 11, 2020 - May 21, 2020**	June 1, 2020**	$100,000.00*	No	**
29	August 11, 2020-August 21, 2020**	September 1, 2020**	$100,000.00*	No	**
30	December 12, 2020-December 22, 2020**	January 4, 2021**	$100,000.00*	No	**

* Such amount to be reduced in proportion to the Additional Shares actually received by the Holder in the preceding fiscal year versus the total Additional Shares that the Holder could have received in such fiscal year assuming the Additional Consideration Target for the relevant Measurement Period was obtained, and increased in proportion to any applicable Final Adjustment Payment received.

** To the extent that the Earn-Out Report with respect to any Measuring Period remains open in accordance with the terms of the Purchase Agreement and, accordingly, the final determination of the Additional Shares issuable thereby remains unresolved prior to the expiration of the additional Put Exercise Periods provided in respect of such issuance, the Maximum Amount shall be rolled over in equal proportions to the remaining Put Exercise Periods otherwise remaining with respect to such Additional Shares.

By way of illustrative example, if such Earn-Out Report becomes final on or after March 21, 2019 but before May 12, 2019:

19	March 11, 2019 – March 21, 2019**	March 31, 2019**	$0.00*	No	Yes
20	May 12, 2019 – May 22, 2019**	June 3, 2019**	$133,333.33*	No	**
22	August 12, 2019 – August 22, 2019**	September 3, 2019**	$133,333.33*	No	**
25	December 10, 2019 – December 20, 2019**	January 6, 2020**	$133,333.34*	No	**

And in further illustrative example, is such Earn-Out Report become final on or after May 22, 2019, but before August 12, 2019:

19	March 11, 2019 – March 21, 2019**	March 31, 2019**	$0.00*	No	Yes
20	May 12, 2019 – May 22, 2019**	June 3, 2019**	$0.00*	No	**
22	August 12, 2019 – August 22, 2019**	September 3, 2019**	$200,000.00*	No	**
25	December 10, 2019 – December 20, 2019**	January 6, 2020**	$200,000.00*	No	**

Annex B

Form of Put Exercise Notice

[_______,____]1

Via [          ]

Dolphin Digital Media, Inc.

2151 LeJeune Road

Suite 150-Mezzanine

Coral Gables, FL 33134

Attention:  William O’Dowd IV

Facsimile: 305-774-04050

Email:billodowd@dolphinentertainment.com

Re:  Exercise of Put Option

Reference is made to the Membership Interest Purchase Agreement, dated as of March 30, 2017, by and among Dolphin Digital Media, Inc., a Florida corporation (the “Purchaser”) and each of Leslee Dart, Amanda Lundberg, Allan Mayer, and The Beatrice B. Trust  (each, as “Sellers”) pursuant to which the Purchaser is acquiring 100% of the outstanding equity interests in 42West, LLC, a Delaware limited liability company (“42West”) from Sellers (the “Purchase Agreement”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.  Reference is also made to that certain Put Agreement (as the same may be supplemented, amended, restated or otherwise modified, the “Put Agreement”) dated as of March 30, 2017, by and among Allan Mayer (the “Holder”), the Company  and solely as a Guarantor, each of William O’Dowd IV and 42West.

Pursuant to Section 2(b) of the Put Agreement, the undersigned hereby irrevocably delivers to you the Put Exercise Notice for a total of [____] Shares2.

By delivery of this Put Exercise Notice, the Holder hereby represents and warrants that (A) the Holder has full right, title and interest in and to the Shares subject to this Put Exercise Notice, (B) to the extent applicable, the Holder has all the necessary entity power and authority and has taken all necessary action to enter into any agreement to sell such Shares subject to this Put Exercise Notice and to consummate the transactions on the applicable Put Right Closing Date as contemplated by Section 2 of the Put Agreement, and (C) the Shares subject to this Put Exercise Notice are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of Put Agreement or those imposed by applicable securities laws.

Sincerely,

Allan Mayer

———————

1

To be delivered during the applicable Exercise Period.

2

Such number of Shares shall be no more than the number of Shares permitted to be put to the Company during the applicable Exercise Period.